ITEM 77: ATTACHMENTS

SUB-ITEM 77C: Submission of matters to a vote of security holders

(a) A Special Meeting of Interest Holders of the JNL Variable Fund LLC was held on December 1, 2003.

(b) The matter voted upon at the meeting and the number of affirmative votes, the number of negative votes, and the number of abstention votes cast with respect to each matter were as follows:

     1. To vote on the election of two additional Managers of the Board of Managers of each Company.

                                        AFFIRMATIVE                WITHHOLD

         Joseph Frauenheim             66,752,137.568           4,051,146.255

         Richard D. McLellan           66,885,160.217           3,918.123.606

              Other Managers in Office:     Michael Bouchard
                                            Michelle Engler
                                            Dominic D'Annunzio
                                            Andrew B. Hopping
                                            Robert A. Fritts

     2. To approve or disapprove a Rule 12b-1 Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 for each Fund of each Company.

                                FUND                               AFFIRMATIVE              AGAINST               ABSTAIN

         First Trust/JNL The Dow(SM) Target 10 Fund              15,541,622.341         1,102,332.448         1,242,802.159
         First Trust/JNL The Dow(SM) Target 5 Fund                  838,339.560            38,221.021           139,910.922
         First Trust/JNL Global Target 15 Fund                    8,962,019.548           600,212.838           752,422.350
         First Trust/JNL Target 25 Fund                           9,754,200.074           713,715.776           845,955.667
         First Trust/JNL Leading Brands Sector Fund                 895,600.017            40,218.363            85,976.526
         First Trust/JNL Target Small-Cap Fund                    6,257,578.470           427,947.060           546,484.875
         First Trust/JNL Technology Sector Fund                   2,946,489.553           235,170.263           287,574.128
         First Trust/JNL Pharmaceutical/Healthcare Sector Fund    1,708,774.772           131,029.908           154,981.314
         First Trust/JNL Financial Sector Fund                    1,319,092.297           129,707.039            78,462.343
         First Trust/JNL Energy Sector Fund                         514,773.720           101,586.206            14,558.307
         First Trust/JNL Communications Sector Fund               1,512,082.899           191,343.718           247,995.799
         First Trust/JNL The S&P(R) Target 10 Fund               10,690,824.219           819,522.007           933,755.316


     3.   To  approve  or  disapprove  a change in  sub-adviser  and a  proposed
          Investment  Sub-Advisory  Agreement  between  Jackson  National  Asset
          Management, LLC and Curian Capital LLC, under which Curian Capital LLC would serve as sub-adviser for each Fund of each Company.

                                FUND                               AFFIRMATIVE              AGAINST               ABSTAIN

         First Trust/JNL The Dow(SM) Target 10 Fund              15,722,179.279           918,514.711         1,246,062.958
         First Trust/JNL The Dow(SM) Target 5 Fund                  855,733.904            43,935.014           116,802.585
         First Trust/JNL Global Target 15 Fund                    9,105,282.953           491,502.577           717,869.206
         First Trust/JNL Target 25 Fund                           9,990,922.254           563,182.192           759,767.071
         First Trust/JNL Leading Brands Sector Fund                 883,332.874            41,300.899            97,161.133
         First Trust/JNL Target Small-Cap Fund                    6,397,182.325           325,535.688           509,292.392
         First Trust/JNL Technology Sector Fund                   3,103,989.697           133,703.089           231,541.158
         First Trust/JNL Pharmaceutical/Healthcare Sector Fund    1,707,976.921           121,879.539           164,929.534
         First Trust/JNL Financial Sector Fund                    1,329,697.743           116,960.696            80,603.240
         First Trust/JNL Energy Sector Fund                         519,685.713            95,356.858            15,875.662
         First Trust/JNL Communications Sector Fund               1,668,437.808            91,886.785           191,097.823
         First Trust/JNL The S&P(R) Target 10 Fund               10,863,285.726           707,772.459           873,043.357


     4. To approve or disapprove an arrangement and an amendment to the investment advisory and management agreement that would permit Jackson
          National Asset Management LLC, the Companies' investment adviser, with
          Board approval, to enter into or amend any sub-advisory agreement with an unaffiliated sub-adviser without interest holder approval.

                                FUND                               AFFIRMATIVE              AGAINST               ABSTAIN

         First Trust/JNL The Dow(SM) Target 10 Fund              15,155,840.826         1,467,416.559         1,263,499.563
         First Trust/JNL The Dow(SM) Target 5 Fund                  836,452.917            63,518.160           116,500.426
         First Trust/JNL Global Target 15 Fund                    8,737,661.696           842,707.172           734,285.868
         First Trust/JNL Target 25 Fund                           9,598,523.640           943,124.692           772,223.185
         First Trust/JNL Leading Brands Sector Fund                 860,058.976            68,160.436            93,575.494
         First Trust/JNL Target Small-Cap Fund                    6,123,645.298           594,171.676           514,193.431
         First Trust/JNL Technology Sector Fund                   2,995,908.900           231,045.341           242,279.703
         First Trust/JNL Pharmaceutical/Healthcare Sector Fund    1,687,794.844           144,041.097           162,950.053
         First Trust/JNL Financial Sector Fund                    1,293,980.431           150,422.963            82,858.285
         First Trust/JNL Energy Sector Fund                         495,917.663           117,789.615            17,210.955
         First Trust/JNL Communications Sector Fund               1,626,644.777           163,376.021           161,401.618
         First Trust/JNL The S&P(R) Target 10 Fund               10,422,897.519         1,119,367.887           901,836.136

ITEM 77: ATTACHMENTS

SUB-ITEM 77C: Submission of matters to a vote of security holders

(a) A Special Meeting of Interest Holders of the JNL Variable Fund III LLC was held on December 1, 2003.

(b) The matter voted upon at the meeting and the number of affirmative votes, the number of negative votes, and the number of abstention votes cast with respect to each matter were as follows:

     1. To vote on the election of two additional Managers of the Board of Managers of each Company.

                                           AFFIRMATIVE                WITHHOLD

         Joseph Frauenheim                 281,079.448                   0

         Richard D. McLellan               281,079.448                   0

              Other Managers in Office:     Michael Bouchard
                                            Michelle Engler
                                            Dominic D'Annunzio
                                            Andrew B. Hopping
                                            Robert A. Fritts

     2. To approve or disapprove a Rule 12b-1 Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 for each Fund of each Company.

               AFFIRMATIVE                  AGAINST                   ABSTAIN

               274,709.045                 4,815.282                 1,555.121

     3. To approve or disapprove a change in sub-adviser and a proposed Investment Sub-Advisory Agreement between Jackson National Asset Management, LLC and Curian Capital LLC, under which Curian Capital LLC would serve as sub-adviser for each Fund of each Company.

               AFFIRMATIVE                  AGAINST                   ABSTAIN

               274,709.045                 1,304.257                 5,066.146

     4. To approve or disapprove an arrangement and an amendment to the investment advisory and management agreement that would permit Jackson National Asset Management LLC, the Companies' investment adviser, with Board approval, to enter into or amend any sub-advisory agreement with an unaffiliated sub-adviser without interest holder approval.

               AFFIRMATIVE                  AGAINST                   ABSTAIN

               257,967.783                18,045.519                 5,066.146

ITEM 77: ATTACHMENTS

SUB-ITEM 77C: Submission of matters to a vote of security holders

(a) A Special Meeting of Interest Holders of the JNL Variable Fund V LLC was held on December 1, 2003.

(b) The matter voted upon at the meeting and the number of affirmative votes, the number of negative votes, and the number of abstention votes cast with respect to each matter were as follows:

     1. To vote on the election of two additional Managers of the Board of Managers of each Company.

                                           AFFIRMATIVE                WITHHOLD

         Joseph Frauenheim                 378,731.566               59,040.851

         Richard D. McLellan               378,731.566               59,040.851

              Other Managers in Office:     Michael Bouchard
                                            Michelle Engler
                                            Dominic D'Annunzio
                                            Andrew B. Hopping
                                            Robert A. Fritts

     2. To approve or disapprove a Rule 12b-1 Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 for each Fund of each Company.

               AFFIRMATIVE                  AGAINST                   ABSTAIN

               336,413.395                52,763.537                48,595.485

     3. To approve or disapprove a change in sub-adviser and a proposed Investment Sub-Advisory Agreement between Jackson National Asset Management, LLC and Curian Capital LLC, under which Curian Capital LLC would serve as sub-adviser for each Fund of each Company.

               AFFIRMATIVE                  AGAINST                   ABSTAIN

               362,952.443                25,423.017                49,396.957

     4. To approve or disapprove an arrangement and an amendment to the investment advisory and management agreement that would permit Jackson National Asset Management LLC, the Companies' investment adviser, with Board approval, to enter into or amend any sub-advisory agreement with an unaffiliated sub-adviser without interest holder approval.

               AFFIRMATIVE                  AGAINST                   ABSTAIN

               349,224.524                45,649.368                42,898.525

ITEM 77: ATTACHMENTS

SUB-ITEM 77C: Submission of matters to a vote of security holders

(a) A Special Meeting of Interest Holders of the JNLNY Variable Fund I LLC was held on December 1, 2003.

(b) The matter voted upon at the meeting and the number of affirmative votes and the number of abstention votes cast with respect to each matter were as follows:

     1. To vote on the election of two additional Managers of the Board of Managers of each Company.

                                        AFFIRMATIVE                WITHHOLD

         Joseph Frauenheim             1,702,167.938              57,797.331

         Richard D. McLellan           1,702,167.938              57,797.331

              Other Managers in Office:     Michael Bouchard
                                            Michelle Engler
                                            Dominic D'Annunzio
                                            Andrew B. Hopping
                                            Robert A. Fritts

     2. To approve or disapprove a Rule 12b-1 Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 for each Fund of each Company.

                                FUND                               AFFIRMATIVE              AGAINST               ABSTAIN

         First Trust/JNL The Dow(SM) Target 10 Fund                318,436.461             19,496.405            74,430.553
         First Trust/JNL Global Target 15 Fund                      66,246.284                 0                     0
         First Trust/JNL Target 25 Fund                            370,060.189             23,331.175            31,833.663
         First Trust/JNL Small-Cap Fund                            244,483.046             18,870.230            24,293.549
         First Trust/JNL The S&P(R) Target 10 Fund                 499,502.091             28,059.600            40,922.023

     3.   To  approve  or  disapprove  a change in  sub-adviser  and a  proposed
          Investment  Sub-Advisory  Agreement  between  Jackson  National  Asset
          Management, LLC and Curian Capital LLC, under which Curian Capital LLC would serve as sub-adviser for each Fund of each Company.

                                FUND                               AFFIRMATIVE              AGAINST               ABSTAIN

         First Trust/JNL The Dow(SM) Target 10 Fund                346,430.577            19,496.405            46,436.437
         First Trust/JNL Global Target 15 Fund                     64,372.768              1,164.143              709.373
         First Trust/JNL Target 25 Fund                            380,590.057            23,331.175            21,303.795
         First Trust/JNL Small-Cap Fund                            248,567.858            22,867.021            16,211.946
         First Trust/JNL The S&P(R) Target 10 Fund                 517,217.744            28,059.600            23,206.370


     4. To approve or disapprove an arrangement and an amendment to the investment advisory and management agreement that would permit Jackson
          National Asset Management LLC, the Companies' investment adviser, with
          Board approval, to enter into or amend any sub-advisory agreement with an unaffiliated sub-adviser without interest holder approval.

                                FUND                               AFFIRMATIVE              AGAINST               ABSTAIN

         First Trust/JNL The Dow(SM) Target 10 Fund                318,801.749             36,521.225            57,040.445
         First Trust/JNL Global Target 15 Fund                      59,822.106              709.373              5,714.805
         First Trust/JNL Target 25 Fund                            360,620.993             35,097.149            29,506.885
         First Trust/JNL Small-Cap Fund                            239,637.919             25,164.840            22,844.066
         First Trust/JNL The S&P(R) Target 10 Fund                 486,077.997             50,897.360            31,508.357

